UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On December 22, 2005, ISTA Pharmaceuticals, Inc. (“ISTA”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), whereby ISTA may borrow up to $10,000,000 under a revolving credit line. All outstanding amounts under the Agreement bear interest at a variable rate equal to SVB’s prime rate or, at ISTA’s option, LIBOR plus 2.5%, which is payable on a monthly basis. The Agreement also contains customary covenants regarding operations of ISTA’s business and financial covenants relating to ratios of current assets to current liabilities and maximum losses during any calendar quarter. So long as ISTA is not in default of any of its obligations under the Agreement on January 31, 2006, all amounts owing under the Agreement shall become due and payable on January 31, 2007.

Upon an event of default under the Agreement, SVB has the ability to declare all outstanding obligations under the Agreement immediately due and payable. Generally, an event of default includes (a) ISTA’s failure to pay when due any monetary obligation, (b) ISTA’s failure to comply with any of the covenants in the Agreement, (c) the occurrence of a Material Adverse Change (as defined in the Agreement), (d) the commencement of any proceeding by or against ISTA under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced, (e) ISTA is in default under any other Material Indebtedness (as defined in the Agreement), (f) a judgment for the payment of money of at least $500,000 shall have been entered against ISTA and shall remain unsatisfied or unstayed for a period of at least 10 days, or (g) any representation or warranty made to SVB by ISTA shall be materially incorrect. To secure ISTA’s repayment obligations under the Agreement, SVB obtained a first priority security interest in all of ISTA’s assets, excluding intellectual property.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Acceleration of Options

On December 21, 2005, ISTA’s Board of Directors approved the acceleration of vesting of certain outstanding stock options with per share prices above $8.65 and which were granted between December 19, 2003 and February 17, 2005. As a result of this action, options to purchase 763,668 shares of ISTA common stock became immediately exercisable, including options to purchase 308,502 shares held by ISTA’s named executive officers who are listed in the Summary Compensation Table in ISTA’s Proxy Statement for the 2005 Annual Meeting of Stockholders and 43,332 shares held by members of the Board of Directors, respectively. The accelerated options represent 21% of ISTA’s total outstanding options as of December 21, 2005. Each of the named executive officers has agreed to refrain from selling common stock acquired upon exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the earlier of the date exercise would have been permitted under the options’ pre-acceleration vesting schedule or the date of any event which would have caused the acceleration of such options.

The following table summarizes the options that were accelerated held by each of ISTA’s named executive officers, its directors and all other employees:

	Options	Weighted Average Exercise Price
Named Executive Officers	308,502	$9.90
Directors	43,332	$10.17
All Other Employees	411,834	$10.33

The purpose of accelerating the vesting of these options is to eliminate the compensation expense that ISTA would otherwise recognize in future financial statements with respect to these options upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R will generally require that all stock options and other share-based payments to employees be recognized as an expense on ISTA’s financial statements at the time of vesting. SFAS 123R will become effective as to ISTA beginning January 1, 2006. As a result of the acceleration, ISTA expects to reduce its future share-based compensation expense by approximately $4.0 million. ISTA believes that it will not be required to recognize any compensation expense in future periods for the accelerated options. However, there can be no assurance that the acceleration of vesting of these options may not result in some future compensation expense.

See disclosure under Item 5.02 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 16, 2005, Ms. Liza Page Nelson amicably resigned as a member of ISTA’s Board of Directors. Ms. Nelson served as a Class I director and was the chairperson of ISTA’s Nominating and Corporate Governance Committee. A replacement has not yet been appointed to fill the vacancy created by Ms. Nelson’s resignation. Rolf Classon, one of ISTA’s existing directors, has been appointed the new chairperson of ISTA’s Nominating and Corporate Governance Committee. In consideration for Ms. Nelson’s service on the Board of Directors, ISTA’s Board of Directors approved the acceleration of Ms. Nelson’s unvested options to purchase ISTA common stock. As a result, 26,833 previously unvested options, having a weighted average exercise price of $4.88, became immediately exercisable.

Item 8.01.	Other Events.

On December 9, 2005, ISTA’s Board of Directors, upon recommendation of the Compensation Committee, approved Amendment No. 2 (the “ESPP Amendment”) to ISTA’s Employee Stock Purchase Plan, as amended (the “ESPP”), which amendment changes the maximum number of shares of ISTA common stock that an employee may purchase under the ESPP during any purchase period from 1,000 shares to the lesser of (i) 1,000 shares or (ii) the number of shares equal to the quotient of the available purchase period shares for a purchase period divided by the total number of participants for such purchase period as of the exercise date less any participants who completed a withdrawal during such purchase period.

The foregoing description of the ESPP Amendment is qualified in its entirety by reference to the ESPP Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement dated December 22, 2005, by and between ISTA Pharmaceuticals, Inc. and Silicon Valley Bank.

10.2	Amendment No. 2 to Employee Stock Purchase Plan dated as of December 9, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

December 22, 2005	By:	/s/ LAUREN P. SILVERNAIL
Lauren P. Silvernail Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement dated December 22, 2005, by and between ISTA Pharmaceuticals, Inc. and Silicon Valley Bank.

10.2	Amendment No. 2 to Employee Stock Purchase Plan dated as of December 9, 2005.